Cricut, Inc. Reports Second Quarter 2026 Financial Results
Over 3.1 million Paid Subscribers, up 3% over Q2 2025
Q2 2026 revenue of $156.3 million, down 9% compared to Q2 2025
Net income of $39.1 million, up 59% compared to Q2 2025
Recurring semi-annual dividend of $0.10 per share paid in July 2026

SOUTH JORDAN, Utah, August 4, 2026 (GLOBE NEWSWIRE) -- Cricut, Inc. (“Cricut”) (NASDAQ: CRCT), the creative technology company that has brought a connected platform for making to millions of users worldwide, today announced financial results for its second quarter ended June 30, 2026.
“We were pleased with the progress we made executing against our strategic priorities in the second quarter,” said Ashish Arora, Chief Executive Officer of Cricut. “Although total company revenue declined 9% year over year in Q2, subscriptions exceeded 3.1 million, we saw improving engagement trends, and achieved double-digit global machine sell-out growth. These results reinforce our confidence that our platform-first strategy is making Cricut easier to discover, easier to use, and more valuable for our customers, while positioning the business for growth.”
Second Quarter 2026 Financial Results
•Revenue was $156.3 million, down 9% from Q2 2025.
•Platform revenue was $85.0 million, up over 5% over Q2 2025.
•Products revenue was $71.3 million, down 22.0% from Q2 2025.
•International revenue decreased by 1% from Q2 2025 and was 23% of total revenue, up from 21% of total revenue in Q2 2025.
•Gross margin was 74.5%, up from 59.0% in Q2 2025.
•Operating income was $47.4 million, or 30.3% of revenue, and up 58% from Q2 2025. Operating income in Q2 2025 was $30.1 million, or 17.5% of revenue.
•Net income was $39.1 million, or 25.0% of revenue, and up 59% from Q2 2025. Net income in Q2 2025 was $24.5 million, or 14.2% of revenue.
•Diluted earnings per share was $0.19, up from $0.11 per share in Q2 2025.
•Generated $50 million in Cash from Operations in Q2.
•Used $7.5 million to repurchase 1,742,294 shares of our common stock in Q2 with $21.6 million remaining on our $50 million authorized stock repurchase program, which the board replenished in May 2025.
“In the second quarter, we delivered revenue of $156.3 million, down 9% year over year, and net income of $39.1 million, or 25.0% of sales, benefiting from some unique items. Platform revenue grew over 5% to $85.0 million,” said Kimball Shill, Chief Financial Officer. “Our business continues to generate healthy cash flow and maintain a strong balance sheet, providing the flexibility to invest in innovation, international expansion, and marketing, while continuing to return capital to shareholders through dividends and share repurchases. We believe our financial position gives us the ability to execute our strategy and invest for future growth.”

Recent Business Highlights
•Paid Subscribers increased to 3.10 million, up 3% year-over-year.
•Platform ARPU increased to $56.37, up 5% year-over-year.
•Active Users grew 1% year-over-year to nearly 6.0 million.
•90-Day Engaged Users was flat year-over-year at 3.5 million.
•After Q2 closed, Cricut completed a recurring semi-annual dividend of $0.10 per share paid on July 21, 2026, to shareholders of record on July 7, 2026**
** The approved dividend is to the Company’s Class A and Class B Common Stockholders. In addition, holders of restricted stock units that are unvested on the record date are credited with a dividend equivalent based on the value of the per share dividend pursuant to the terms of the Company’s equity incentive documents. The dividend equivalent entitles such holders to receive additional shares upon vesting of the corresponding restricted stock units. The board of directors views this level of capital allocation, both stock repurchases and dividends, as appropriate given the Company’s operating and financial plans and will continue to evaluate capital allocation on a regular basis.
Key Performance Metrics
In addition to the measures presented in our condensed consolidated financial statements, we use the following key business metrics to evaluate our business, measure our performance, identify trends affecting our business, and make strategic decisions. We believe these metrics are useful to investors because they can help in monitoring the long-term health of our business. Our determination and presentation of these metrics may differ from that of other companies. The presentation of these metrics is meant to be considered in addition to, not as a substitute for or in isolation from, our financial measures prepared in accordance with GAAP.

	As of June 30,
	2026	2025
Active Users (in thousands)	5,969	5,901
90-Day Engaged Users (in thousands)	3,494	3,482
Paid Subscribers (in thousands)	3,103	3,010

	Twelve Months Ended March 31,
	2026	2025
Platform ARPU	$56.37	$53.84
Glossary of Terms
Active Users
We define Active Users as registered users of at least one registered connected machine who have utilized their connected machine to create a project in the last 365 days. One user may own multiple registered connected machines but is only counted once if that user registers those connected machines by using the same email address. If possession of a connected machine is transferred to a new owner and registered by that new owner, the new owner is added to the total Active Users and the prior owner is removed from the total Active Users if the prior owner does not own any other registered connected machines. Active Users is a key indicator of the health of our business, because changes in the number of Active Users excludes non-users to better represent opportunities for us to drive additional platform and product revenue.

90-Day Engaged Users
We define 90-Day Engaged Users as registered users of at least one registered connected machine who have utilized their connected machine to create a project in the last 90 days. One user may own multiple registered connected machines but is only counted once if that user registers those connected machines by using the same email address. If possession of a connected machine is transferred to a new owner and registered by that new owner, the new owner is added to the total 90-Day Engaged Users and the prior owner is removed from the total 90-Day Engaged Users if the prior owner does not own any other registered connected machines. 90-Day Engaged Users excludes non-users to better represent opportunities for us to drive additional platform and product revenue.
Paid Subscribers
We define Paid Subscribers as the number of users with a subscription to Cricut Access or Cricut Access Premium, excluding cancelled, unpaid, paused, or free trial subscriptions, as of the end of a period. Paid Subscribers is a key metric to track growth in our Platform revenue and potential leverage in our gross margin.
Platform ARPU
We define Platform ARPU as Platform revenue in a 12-month period divided by Active Users. Platform ARPU allows us to forecast Platform revenue over time and is an indicator of our ability to expand with users and of user engagement with our subscription offerings.
Webcast and Conference Call Information
Cricut management will host a conference call and webcast to discuss the results today, Tuesday, August 4, 2026 at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). Information about Cricut’s financial results, including a link to the live and archived webcast of the conference call, will be made available on Cricut’s investor relations website at https://investor.cricut.com/.
The live call may also be accessed via telephone. Please pre-register using this link: https://register-conf.media-server.com/register/BI98ef3f88677d416c98006d778bcd5c08. After registering, a confirmation will be sent via email and will include dial-in details and a unique PIN code for entry to the call. To avoid long wait times, we suggest registering at minimum 15 minutes before the start of the call to receive your unique PIN code.
About Cricut, Inc.
Cricut, Inc. is a creative platform company that makes it easy for users to create meaningful personal items. Cricut hardware and software work together as a connected platform for consumers to make beautiful, high-quality projects quickly and easily. These industry-leading products include a flagship line of smart cutting machines — the Cricut Maker® family, the Cricut Explore® family, the Cricut Joy® family — accompanied by other unique tools like Cricut EasyPress®, the Infusible Ink™ system, and a diverse collection of materials. In addition to providing tools and materials, Cricut fosters a thriving community of millions of dedicated users worldwide.
Cricut has used, and intends to continue using, its investor relations website and the Cricut News Blog (https://cricut.com/blog/news/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the Cricut News Blog in addition to following our press releases, SEC filings and public conference calls and webcasts.
Media Contact:
Avani Patel
pr@cricut.com
Investor Relations:
investors@cricut.com

Source: Cricut, Inc.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 as amended (the “Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, quotations from management, business outlook, strategies, capital allocation plans, the impact of tariffs on our business, the impact of geopolitical conflict or war on our supply chain, market size and growth opportunities. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “anticipates,” “believes,” “targets,” “potential,” “estimates,” “expects,” “intends,” “plans,” “projects,” “may,” “will” or similar terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future results of operations or the ability to generate revenues, income or cash flow are forward-looking statements. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections and our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions, many of which are beyond our control, that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance of Cricut, Inc., will prove to be correct or that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this press release are only made as of the date indicated on the relevant materials and are based on our estimates and opinions at the time the statements are made. We disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances or changes in opinion, except as required by law.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements including, but not limited to, risks and uncertainties associated with: our ability to attract and engage with our users; competitive risks; supply chain, manufacturing, distribution and fulfillment risks; international risks, including regulation, trade wars, heightened, scheduled, or threatened tariffs or by retaliatory trade measures that have materially increased our costs and the potential for further trade barriers or disruptions; sales and marketing risks, including our dependence on sales to brick-and-mortar and online retail partners and our need to continue to grow online sales; risks relating to the complexity of our business, which includes connected machines, custom tools, hundreds of materials, design apps, e-commerce software, subscriptions, content, international production, direct sales and retail distribution; risks related to product quality, safety and warranty claims and returns; risks related to the fluctuation of our quarterly results of operations and other operating metrics; risks related to intellectual property, cybersecurity and potential data breaches; risks related to our dependence on our Chief Executive Officer; risks related to our status as a “controlled company”; and the impact of economic and geopolitical events, natural disasters and actual or threatened public health emergencies, current recessionary pressures and any resulting economic slowdown from any of these events, or other resulting interruption to our operations. These risks and uncertainties are described in greater detail, or are incorporated by reference, under the heading “Risk Factors” in the most recent form 10-K or 10-Q that we have filed with the Securities and Exchange Commission (“SEC”).
In addition, certain risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The forward-looking statements included in these materials are only made as of the date indicated on the relevant materials and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law.

Cricut, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,
	2026	2025
Revenue:
Platform	$85,009	$80,697
Products	71,276	91,415
Total revenue	156,285	172,112
Cost of revenue:
Platform	5,964	8,816
Products	33,913	61,757
Total cost of revenue	39,877	70,573
Gross profit	116,408	101,539
Operating expenses:
Research and development	16,859	16,762
Sales and marketing	37,996	35,877
General and administrative	14,135	18,795
Total operating expenses	68,990	71,434
Income from operations	47,418	30,105
Other income (expense):
Interest income	2,995	3,578
Interest expense	(80)	(81)
Other income (expense)	(19)	241
Total other income, net	2,896	3,738
Income before provision for income taxes	50,314	33,843
Provision for income taxes	11,260	9,355
Net income	$39,054	$24,488
Other comprehensive income (loss):
Change in net unrealized gains (losses) on marketable securities, net of tax	$(3)	$70
Change in foreign currency translation adjustment, net of tax	(185)	279
Comprehensive income	$38,866	$24,837
Earnings per share, basic	$0.19	$0.12
Earnings per share, diluted	$0.19	$0.11
Weighted-average common shares outstanding, basic	209,570,145	211,865,363
Weighted-average common shares outstanding, diluted	211,062,032	214,529,726

Cricut, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	As of June 30, 2026	As of December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$266,911	$256,216
Marketable securities	19,354	19,434
Accounts receivable, net	72,099	92,011
Inventories	105,842	102,664
Prepaid expenses and other current assets	35,797	29,266
Total current assets	500,003	499,591
Property and equipment, net	48,190	40,260
Operating lease right-of-use assets	9,853	10,880
Deferred tax assets	16,456	13,210
Other assets	11,182	16,865
Total assets	$585,684	$580,806
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$54,583	$71,553
Accrued expenses and other current liabilities	65,107	71,146
Deferred revenue, current portion	53,762	50,409
Operating lease liabilities, current portion	3,174	3,606
Dividends payable, current portion	24,310	24,361
Total current liabilities	200,936	221,075
Operating lease liabilities, net of current portion	7,207	8,018
Deferred revenue, net of current portion	2,567	2,872
Other non-current liabilities	6,783	5,280
Total liabilities	217,493	237,245
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized, and no shares issued and outstanding as of June 30, 2026 and December 31, 2025.	—	—
Common stock, par value $0.001 per share, 1,250,000,000 shares authorized as of June 30, 2026, 209,369,360 shares issued and outstanding as of June 30, 2026; 1,250,000,000 shares authorized as of December 31, 2025, 211,336,284 shares issued and outstanding as of December 31, 2025.	209	211
Additional paid-in capital	325,838	339,224
Retained earnings	42,225	3,960
Accumulated other comprehensive income	(81)	166
Total stockholders’ equity	368,191	343,561
Total liabilities and stockholders’ equity	$585,684	$580,806

Cricut, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$59,372	$48,402
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation and amortization (including amortization of debt issuance costs)	11,756	12,083
Bad debt benefit	(386)	(1,594)
Stock-based compensation	12,195	20,138
Deferred income tax	(3,239)	(10,374)
Non-cash lease expense	1,654	1,858
Unrealized foreign currency (gain) loss	556	(995)
Provision for inventory obsolescence, net	(2,780)	(11,081)
Other	40	11
Changes in operating assets and liabilities:
Accounts receivable	19,705	22,446
Inventories	5,397	4,787
Prepaid expenses and other current assets	(6,724)	10,762
Other assets	87	(3,479)
Accounts payable	(17,057)	18,335
Accrued expenses, other current liabilities and other non-current liabilities	(4,549)	(17,158)
Operating lease liabilities	(1,870)	(2,197)
Deferred revenue	3,047	5,379
Net cash and cash equivalents provided by operating activities	77,204	97,323
Cash flows from investing activities:
Proceeds from maturities of marketable securities	—	26,114
Purchases of property and equipment, including capitalized software development costs	(18,634)	(10,594)
Net cash and cash equivalents provided by (used in) investing activities	(18,634)	15,520
Cash flows from financing activities:
Repurchase of common stock	(19,781)	(16,741)
Employee tax withholding payments on stock-based awards	(6,856)	(9,315)
Cash dividend	(21,157)	(21,493)
Net cash and cash equivalents used in financing activities	(47,794)	(47,549)
Effect of exchange rate on changes on cash and cash equivalents	(81)	623
Net increase in cash and cash equivalents	10,695	65,917
Cash and cash equivalents at beginning of period	256,216	232,140
Cash and cash equivalents at end of period	$266,911	$298,057
Supplemental disclosures of cash flow information:
Cash paid during the period for income taxes	$1,188	$10,938
Supplemental disclosures of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$627	$371
Property and equipment included in accounts payable and accrued expenses and other current liabilities	$3,555	$2,718
Tax withholdings on stock-based awards included in accrued expenses and other current liabilities	$569	$635
Stock-based compensation capitalized for software development costs	$790	$848
Dividend declared but unpaid	$24,310	$204,814